Exhibit 99.1

Shutterstock Reports Fourth Quarter and Full Year 2014 Financial Results

2014 Full Year Highlights

•                  Revenue increased 39% to $328.0 million

•                  Currency-neutral revenue growth was 40%

•                  Adjusted EBITDA increased 32% to $70.7 million, a 22% margin

Q4 2014 Highlights

•                  Revenue increased 34% to $91.2 million

•                  Currency-neutral revenue growth was 36%

•                  Adjusted EBITDA increased 46% to $22.4 million, a 25% margin

•                  Paid downloads increased 20% to 33.5 million

•                  Revenue per download increased 10% to $2.68

•                  Image collection grew 45%; currently exceeds 48 million images and 2 million video clips

Recent Events

Company acquired PremiumBeat, a curated royalty-free music library, and Rex Features, a premier source of editorial images for the world’s media, in January 2015

NEW YORK, NY — February 12, 2015 — Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“We had an outstanding year in 2014.  We continue to be a market leader, with strong revenue growth, solid profitability and the largest collection of its kind,” said Founder and CEO Jon Oringer. “We believe we enter 2015 well-positioned for another outstanding year building on a solid foundation, including our recent music and editorial acquisitions that expand our market opportunity.”

Operating Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(in millions, except revenue per download)		(in millions, except revenue per download)
Number of paid downloads	33.5	28.0	125.9	100.1
Revenue per download (1)	$2.68	$2.43	$2.58	$2.35
Images in our collection (end of period)	46.8	32.2	46.8	32.2

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

Revenue

Revenue for the fourth quarter of 2014 was $91.2 million, a 34% increase from $68.0 million in the fourth quarter of 2013.  Currency-adjusted revenue growth in the fourth quarter was 36%.  Revenue for the full year was $328.0 million, a 39% increase from $235.5 million in 2013.  Currency-adjusted revenue growth for the full year was 40%.

Net Income

Net income for the fourth quarter of 2014 was $7.0 million as compared to $7.9 million in the fourth quarter of 2013. Net income available to common stockholders for the fourth quarter of 2014 was $7.0 million or $0.19 per share on a fully diluted basis as compared to $7.8 million or $0.22 per share on a fully diluted basis in the fourth quarter of 2013.  The decrease in net income was caused primarily by an increase in non-cash equity-based compensation expense.

Net income for the full year 2014 was $22.1 million as compared to $26.5 million in 2013.  Net income available to common stockholders for the full year 2014 was $22.0 million or $0.61 per share on a fully diluted basis as compared to $26.4 million or $0.77 per share on a fully diluted basis in 2013.  The decrease in net income was caused primarily by an increase in non-cash equity-based compensation expense.

Non-GAAP net income for the fourth quarter of 2014 was $12.5 million or $0.35 per share, as compared to $9.1 million or $0.26 per share in the fourth quarter of 2013.  Non-GAAP net income for the full year 2014 was $38.0 million, or $1.06 per share, as compared to $31.0 million or $0.90 per share in 2013.  Non-GAAP net income is defined as net income excluding the after tax impact of non-cash equity-based compensation.

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter of 2014 was $22.4 million as compared to $15.4 million in the fourth quarter of 2013.  Adjusted EBITDA for the full year 2014 was $70.7 million as compared to $53.4 million in 2013.  Adjusted EBITDA is defined as net income adjusted for other income/(expense), income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

Cash

The Company’s cash and cash equivalents and short term investments balance was $288.3 million at December 31, 2014 as compared to $209.8 million as of December 31, 2013.  The Company generated $23.4 million of cash from operations in the fourth quarter of 2014 and $82.9 million of cash from operations in the full year 2014.

The Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment, and content acquisition, in the amount of $2.0 million in the fourth quarter.  Capital expenditures for the full year were $18.7 million, related primarily to the purchase of servers and networking equipment, and, to a lesser extent, leasehold improvements and content acquisition.

Free cash flow for the fourth quarter of 2014 was $21.8 million as compared to $14.6 million in the fourth quarter of 2013.  Free cash flow for the full year 2014 was $64.7 million as compared to $42.3 million in 2013.  Free cash flow is defined as cash provided by/(used in) operating activities adjusted for capital expenditures, content acquisition and other income/(expense).

Financial Outlook

The Company’s current financial and operating expectations for the first quarter and full year 2015 are as follows:

First Quarter 2015

•                  Revenue of $94 - $96 million

•                  Adjusted EBITDA of $16 - $17 million

•                  Non-cash equity-based compensation expense of approximately $7 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $5 million

Full Year 2015

•                  Revenue of $436 - $444 million

•                  Adjusted EBITDA of $90 - $94 million

•                  Non-cash equity-based compensation expense of approximately $30 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $18 million

Earnings Teleconference Information

The Company will discuss its fourth quarter and full year 2014 financial results during a teleconference today, February 12, 2015, at 5:00 PM ET.  The conference call can be accessed at (800) 510-9691 or (617) 614-3453 (outside the US), conference ID# 751 293 36.  The call will also be broadcast simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available on Shutterstock’s website.  To listen to the telephone replay, call toll-free (888) 286-8010 or (617) 801-6888 (outside the US), conference ID# 595 765 01. The telephone replay will be available from 9:00 PM ET February 12 through February 19, 2015.

Additional investor information can be accessed at http://investor.shutterstock.com.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for other income/(expense), income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures, content acquisition and other income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Statements of Operations below.

Historical Operating Metrics

	12/31/12	3/31/13	6/30/13	9/30/13	12/31/13	3/31/14	6/30/14	9/30/14	12/31/14
	(in millions, except revenue per download)
Number of paid downloads	21.4	22.4	24.3	25.4	28.0	29.7	31.5	31.2	33.5
Revenue per download (1)	$2.30	$2.28	$2.33	$2.35	$2.43	$2.45	$2.52	$2.65	$2.68
Images in collection (end of period)	23.3	25.1	27.3	29.7	32.2	35.4	38.8	42.7	46.8

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue	$330	$146	$1,283	$437
Sales and marketing	1,224	431	3,912	1,296
Product development	3,068	503	7,597	1,493
General and administrative	3,420	706	10,976	2,982
Total	$8,042	$1,786	$23,768	$6,208

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue	$30	$8	$99	$30
General and administrative	138	11	452	157
Total	$168	$19	$551	$187

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue	$1,145	$764	$4,282	$2,340
General and administrative	847	350	3,084	1,343
Total	$1,992	$1,114	$7,366	$3,683

About Shutterstock

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 70,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 48 million images and 2 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Denver, London, Los Angeles, Montreal, Paris and San Francisco, Shutterstock has customers in more than 150 countries. The company owns Bigstock, a value-oriented stock media provider; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; Rex Features, a premier source of editorial images for the world’s media; Skillfeed, an online marketplace for learning; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter and on Facebook.

Safe Harbor Provision

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies including, without limitation, statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s future market opportunity, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for commercial digital imagery; our inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; a decrease in repeat customer purchases or in content contributed to our online marketplace; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; failure to respond to technological changes or upgrade Shutterstock’s website and technology systems; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; our inability to increase market awareness of Shutterstock and our services; our inability to continue expansion into international markets; general economic conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except par value amount)

(unaudited)

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$233,453	$155,355
Short-term investments	54,844	54,429
Credit card receivables	2,451	2,083
Accounts receivable, net	15,251	6,081
Prepaid expenses and other current assets	12,141	19,809
Deferred tax assets, net	5,390	5,431
Total current assets	323,530	243,188
Property and equipment, net	26,744	20,256
Intangibles assets, net	4,934	853
Goodwill	10,186	1,423
Deferred tax assets, net	16,484	10,720
Other assets	1,899	2,048
Total assets	$383,777	$278,488

LIABILITIES AND STOCKHOLDERS’ EQUITY/MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$5,334	$4,164
Accrued expenses	25,073	23,638
Contributor royalties payable	11,933	9,180
Deferred revenue	75,789	52,100
Other liabilities	2,198	2,846
Total current liabilities	120,327	91,928
Other non-current liabilities	12,017	3,961
Total liabilities	132,344	95,889

Commitment and contingencies
Stockholders’ equity/members’ deficit:
Common stock, $0.01 par value; 200,000 shares authorized; 35,603 and 35,071 shares outstanding as of December 31, 2014 and December 31, 2013, respectively	356	351
Additional paid-in capital	174,821	127,443
Accumulated comprehensive (loss) income	(629)	9
Retained earnings	76,885	54,796
Total stockholders’ equity	251,433	182,599
Total liabilities and stockholders’ equity/members’ deficit	$383,777	$278,488

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue	$91,226	$68,031	$327,971	$235,515

Operating expenses:
Cost of revenue	35,607	26,102	130,022	90,627
Sales and marketing	21,235	16,499	82,125	56,738
Product development	11,379	6,464	38,301	21,764
General and administrative	10,781	6,473	38,880	23,063
Total operating expenses	79,002	55,538	289,328	192,192
Income from operations	12,224	12,493	38,643	43,323
Other (expense) income, net	(418)	24	(466)	52
Income before income taxes	11,806	12,517	38,177	43,375
Provision for income taxes	4,774	4,660	16,088	16,896
Net income	$7,032	$7,857	$22,089	$26,479
Less:
Undistributed earnings to participating stockholder	12	21	42	80
Net income available to common stockholders	$7,020	$7,836	$22,047	$26,399

Net income per basic share available to common stockholders:
Undistributed	$0.20	$0.22	$0.63	$0.78
Basic	$0.20	$0.22	$0.63	$0.78

Net income per diluted share available to common stockholders:
Undistributed	$0.19	$0.22	$0.61	$0.77
Diluted	$0.19	$0.22	$0.61	$0.77

Weighted average shares outstanding:
Basic	35,451,756	34,935,495	35,234,768	33,878,494
Diluted	36,000,651	35,619,474	35,913,161	34,426,009

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income	$7,032	$7,857	$22,089	$26,479
Add/(less):
(a) Depreciation and amortization	2,160	1,133	7,917	3,870
(b) Write-off of property and equipment	—	—	367	—
(c) Non-cash equity based compensation	8,042	1,786	23,768	6,208
(d) Other expense (income), net	418	(24)	466	(52)
(e) Provision for income taxes	4,774	4,660	16,088	16,896
Adjusted EBITDA (1)	$22,426	$15,412	$70,695	$53,401
Adjusted EBITDA per diluted common share	$0.62	$0.43	$1.97	$1.55

Weighted average diluted shares	36,000,651	35,619,474	35,913,161	34,426,009

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$7,032	$7,857	$22,089	$26,479
(a) Non-cash equity based compensation	8,042	1,786	23,768	6,208
(b) Non-cash equity based compensation tax benefit	(2,554)	(510)	(7,808)	(1,712)
Non-GAAP net income	$12,520	$9,133	$38,049	$30,975
Non-GAAP net income per diluted common share	$0.35	$0.26	$1.06	$0.90

Weighted average diluted shares	36,000,651	35,619,474	35,913,161	34,426,009

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$23,360	$23,912	$82,859	$56,373
Other (expense) income, net	(418)	24	(466)	52
Capital expenditures and content acquisition	(2,006)	(9,280)	(18,671)	(14,068)
Free cash flow	$21,772	$14,608	$64,654	$42,253

Adjusted EBITDA	$22,426	$15,412	$70,695	$53,401
Add/(less):
(a) Changes in operating assets and liabilities	9,565	10,164	45,766	4,310
(b) Provision for income taxes	(4,774)	(4,660)	(16,088)	(16,896)
(c) Deferred income taxes	(730)	762	(4,911)	15,848
(d) Excess tax benefit from exercise of stock options	(2,913)	1,885	(13,137)	(1,341)
(e) Provision for doubtful accounts/chargeback/sales refund reserves	114	325	800	874
(f) Other (expense) income, net	(418)	24	(466)	52
(g) Amortization of financing fees	—	—	—	125
(h) Change in fair value of contingent consideration	90	—	200	—
Net cash provided by operating activities	$23,360	$23,912	$82,859	$56,373

(1)  Earnings/(loss) before other income/(expense), income taxes, depreciation, amortization, disposals, and non-cash equity based compensation.

Media Contacts:	Investor Contact:

Jennifer Bewley Shutterstock, Inc. 917 563 4991 press@shutterstock.com	Denise Garcia ICR denise.garcia@icrinc.com